Exhibit 22

List of Guarantor Subsidiaries

The following subsidiaries of the Company were, as of September 30, 2025, guarantors of the Company’s 5.500% Senior Notes, 5.000% Senior Notes and 7.375% Senior Notes:

Acadia Florida Holdco, LLC

Acadia IN Holdco, LLC

Acadia JV Holdings, LLC

Acadia LaPlace Holdings, LLC

Acadia Management Company, LLC

Acadia Merger Sub, LLC

Acadia Reading Holdings, LLC

Acadia Realty Holdings, LLC

Acadiana Addiction Center, LLC

Advanced Treatment Systems, LLC

Aspen Education Group, Inc.

Aspen Youth, Inc.

ATS of Cecil County, LLC

ATS of Delaware, LLC

ATS of North Carolina, LLC

Azure Acres Treatment Center, LLC

Baton Rouge Treatment Center, LLC

Bayside Marin, Inc.

BCA of Detroit, LLC

Beckley Treatment Center, LLC

Belmont Behavioral Hospital, LLC

BGI of Brandywine, LLC

Blue Ridge Mountain Recovery Center, LLC

Bowling Green Inn of Pensacola, LLC

Bowling Green Inn of South Dakota, Inc.

Brooksville Behavioral Health Services, LLC

California Treatment Services, LLC

Cartersville Center, LLC

Cascade Behavioral Holding Company, LLC

Cascade Behavioral Hospital, LLC

Center for Behavioral Health - HA, LLC

Center for Behavioral Health-ME, Inc.

Center for Behavioral Health-PA, LLC

CenterPointe Behavioral Health System, LLC

CenterPointe Columbia Real Estate, LLC

CenterPointe Hospital of Columbia LLC

Chambersburg Comprehensive Treatment Center, LLC

Charleston Treatment Center, LLC

Chicago BH Hospital, LLC

Clarksburg Treatment Center, LLC

Clearbrook Treatment Centers, LLC

Commodore Acquisition Sub, LLC

Conway Behavioral Health, LLC

Concord CTC, LLC

Corrections - Comprehensive Treatment Centers, LLC

CP Acquisition Sub, LLC

CRC ED Treatment, LLC

CRC Group, LLC

CRC Health, LLC

CRC Health Oregon, LLC

CRC Health Treatment Clinics, LLC

CRC Recovery, Inc.

CRC Wisconsin RD, LLC

Crossroads Regional Hospital, LLC

Detroit Behavioral Institute, LLC

Discovery House CC, LLC

Discovery House CU, LLC

Discovery House of Central Maine, Inc.

Discovery House Tv, Inc.

Discovery House Utah, Inc.

Discovery House WC, Inc.

Discovery House, LLC

Discovery House-BC, LLC

Discovery House-BR, Inc.

Discovery House-Group, LLC

Discovery House-LT, Inc.

Discovery House-NC, LLCDiscovery House-UC, Inc.

Duffy’s Napa Valley Rehab, LLC

East Indiana Treatment Center, LLC

El Paso Behavioral Hospital, LLC

Evansville Treatment Center, LLC

Four Circles Recovery Center, LLC

Galax Treatment Center, LLC

Georgia CTC, LLC

Gifford Street Wellness Center, LLC

Greenbrier Acquisition, LLC

Greenbrier Holdings, L.L.C.

Greenbrier Hospital, L.L.C.

Greenleaf Center, LLC

Habilitation Center, LLC

Habit Opco, LLC

Hermitage Behavioral, LLC

HMIH Cedar Crest, LLC

Huntington Treatment Center, LLC

Indianapolis Treatment Center, LLC

Indio Behavioral Hospital, LLC

Integrated Treatment Centers, LLC

Jacksonville BH Services. LLC

Kids Behavioral Health Of Montana, Inc.

Lakeland Hospital Acquisition, LLC

Lewistown Comprehensive Treatment Center, LLC

Little Hills Healthcare, L.L.C.

Madison BH LLC

McCallum Group, LLC

Mesa Development Sub. LLC

Millcreek School of Arkansas, LLC

Millcreek Schools, LLC

Millerton Acquisition Sub, LLC

Milwaukee Health Services System, LLC

Mission Treatment Centers, Inc.

Mission Treatment Services, Inc.

Mississippi Comprehensive Treatment Centers, LLC

Mt. Airy Development, LLC

Muncie Treatment Center, LLC

North Port BH, LLC

Ohio Hospital For Psychiatry, LLC

Ohio Treatment Center, LLC

Options Treatment Center Acquisition Corporation

Parkersburg Treatment Center, LLC

PHC MeadowWood, LLC

PHC of Michigan, LLC

PHC of Utah, Inc.

PHC of Virginia, LLC

Piney Ridge Treatment Center, LLC

Pocono Mountain Recovery Center, LLC

Psychiatric Resource Partners, LLC

Quality Addiction Management, Inc.

R.I.S.A.T., LLC

Rebound Behavioral Health, LLC

Red River Holding Company, LLC

Red River Hospital, LLC

Rehabilitation Centers, LLC

Resolute Acquisition Corporation

Richland County Comprehensive Treatment Center, LLC

Richmond Treatment Center, LLC

Riverview Behavioral Health, LLC

Riverwoods Behavioral Health, LLC

Rock Crest LLC Limited Liability Company

Rolling Hills Hospital, LLC

RTC Resource Acquisition Corporation,

Sahara Health Systems, L.L.C.

San Diego Health Alliance

San Diego Treatment Services, LLC

SC Legacy Sub, LLC

Serenity Knolls

Seven Hills Hospital, LLC

Seymour Treatment Center, LLC

Sheltered Living Incorporated

Sierra Tucson, LLC

Signature Behavioral Hospital Operations, LLC

Signature Hospital of Leavenworth, LLC

SJBH, LLC

Sober Living by the Sea, Inc.

Sonora Behavioral Health Hospital, LLC

South Carolina CTC, LLC

Southern Indiana Treatment Center, LLC

Southstone Behavioral Healthcare Center, LLC

Southwestern Children’s Health Services, Inc.

Southwood Psychiatric Hospital, LLC

Starlite Recovery Center, LLC

Structure House, LLC

SUWS of the Carolinas, Inc.

Ten Broeck Tampa, LLC

Texarkana Behavioral Associates, L.C.

The Camp Recovery Center, LLC

The Pavilion at HealthPark, LLC

The Refuge, A Healing Place, LLC

TK Behavioral, LLC

TK Behavioral Holding Company, LLC

Transcultural Health Development, Inc.

Treatment Associates, Inc.

Utah Behavioral Health Services, LLC

Vallejo Acquisition Sub, LLC

Valley Behavioral Health System, LLC

Vermilion Hospital, LLC

Village Behavioral Health, LLC

Virginia Treatment Center, LLC

Vista Behavioral Holding Company, LLC

Vista Behavioral Hospital, LLC

WCHS, Inc.

Wellplace, LLC

Westminster Behavioral Health, LLC

Wheeling Treatment Center, LLC

White Deer Realty, LLC

White Deer Run, LLC

Wichita Treatment Center Inc.

Williamson Treatment Center, LLC

Wilmington Treatment Center, LLC

WP Acquisition Sub, LLC

Youth and Family Centered Services of New Mexico, Inc.

Youth Care of Utah, Inc.